Exhibit 10.5

KEMPER CORPORATION SUPPLEMENTAL RETIREMENT PLAN
As Amended and Restated Effective September 22, 2016

-i-

KEMPER CORPORATION
SUPPLEMENTAL RETIREMENT PLAN
Effective as of September 22, 2016, the Kemper Corporation Defined Contribution Retirement Plan (the “DC Retirement Plan”) is being merged with and into the Kemper Corporation 401(k) Savings Plan (the “Merger”), which is being renamed the Kemper Corporation 401(k) & Retirement Plan (the “Qualified Plan”). As a result of the Merger, effective as of September 22, 2016, the plan set forth herein is now known as the Kemper Corporation Supplemental Retirement Plan (the “Plan”) and the Plan is hereby amended and restated effective as of September 22, 2016 to reflect the Merger and update the Plan.
The Plan is maintained by the Company for the purpose of providing certain employees of the Company and its Affiliates with benefits in excess of the limitations imposed by Section 415 of the Internal Revenue Code on the retirement contributions, as defined in the Qualified Plan (“Retirement Contributions”), provided by the Qualified Plan. Also, only with respect to those Participants hereunder who are Top Hat Participants as defined in Section 1.24, the Plan provides benefits in excess of the limitations imposed by Section 401(a)(17) of the Internal Revenue Code on the Retirement Contributions provided by the Qualified Plan.
ARTICLE I

DEFINITIONS
1.1    General. For purposes of the Plan, the following terms, when capitalized, will have the following meanings. The masculine pronoun wherever used herein will include the feminine gender, the singular number will include the plural, and the plural will include the singular, unless the context clearly indicates a different meaning.
1.2    “Account” means the account maintained with respect to each Participant under the Plan, as described in Section 5.1.
1.3    “Administrative Committee” means the Administrative Committee of the Kemper Corporation 401(k) and Retirement Plan.
1.4    “Affiliated Company” or “Affiliate” means any corporation, trade or business entity which is a member of a controlled group of corporations, trades or businesses of which the Company is also a member, as provided in Code Sections 414(b) or (c).
1.5    “Beneficiary Designation Form” means either a written document or an electronic form on an Internet exchange system, the form of which the Company shall determine from time to time, on which a Participant shall have the right to designate a beneficiary.
1.6    “Board” means the Board of Directors of the Company.
1.7    “Change in Control Event” means the occurrence of any of the following events in subsections (a) through (d) below:

Exhibit 10.5

(a)    any “Person” (defined below) is or becomes the “Beneficial Owner,” (defined below) directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its “Affiliate” (defined below)) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of subsection (c) below; or
(b)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 31, 2015, constituted the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors still in office who either were directors on December 31, 2015 or whose appointment, election or nomination for election was previously so approved or recommended; or
(c)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the surviving entity or any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliate) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or
(d)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.
(e)    As used in this definition of Change of Control Event:
(i)    “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(ii)    “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and

Exhibit 10.5

(iii)    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified in Sections 13(d)(3) and 14(d)(2) thereof, except that such term shall not include (1) the Company or any entity, more than 50% of the voting securities of which are Beneficially Owned by the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, (5) any individual, entity or group whose ownership of securities of the Company is reported on Schedule 13G pursuant to Rule 13d-1 promulgated under the Exchange Act (but only for so long as such ownership is so reported) or (6) Singleton Group LLC or any successor in interest to such entity.
1.8    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
1.9    “Committee” means the Compensation Committee of the Board.
1.10    “Company” means Kemper Corporation, a Delaware corporation, or, to the extent provided in Section 10.10, any successor corporation or other entity resulting from a reorganization, merger or consolidation into or with the Company, or a transfer or sale of substantially all of the assets of the Company.
1.11    “Disabled” means that the Participant has a Disability as defined in the Qualified Plan.
1.12    “Employer” means the Company and its Affiliates.
1.13    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
1.14    “Investment Preference Form” means either a written document or an electronic form on an Internet exchange system, the form of which the Company shall determine from time to time, on which a Participant shall communicate his or her investment preference.
1.15    “Participant” means an employee of the Company or of an Affiliated Company who at any time on or after January 1, 2008 is a participant under the Qualified Plan and to whom or with respect to whom a benefit is payable under the Plan. The term “Participant” shall include Top Hat Participants.
1.16    “Plan” means the Kemper Corporation Supplemental Retirement Plan.
1.17    “Plan Administrator” means the Committee.
1.18    “Plan Year” means any calendar year during which the Plan is in effect.
1.19    “Qualified Plan” means the Kemper Corporation 401(k) and Retirement Plan.

Exhibit 10.5

1.20    “Qualified Plan Contribution” means any Retirement Contributions made by the Employer on behalf of the Participant pursuant to Section 4.03 of the Qualified Plan.
1.21    “Regulations” means the regulations, as amended from time to time, which are issued under Code Section 409A.
1.22    “Separation from Service” means the Participant’s termination from employment from the Employer, subject to the following and other provisions of the Regulations:
(a)    The employment relationship is treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the individual retains a right to reemployment with the Employer under an applicable statute or by contract. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer. If the period of leave exceeds six months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six-month period.
(b)    In determining whether a Separation from Service has occurred, the following presumptions, which may be rebutted as provided in the Regulations, shall apply:
(i)    A Participant is presumed to have separated from service where the level of bona fide services performed decreases to a level equal to 20% or less of the average level of services performed by the Participant during the immediately preceding 36-month period.
(ii)    A Participant will be presumed not to have separated from service where the level of bona fide services performed continues at a level that is 50% or more of the average level of services performed by the Participant during the immediately preceding 36-month period.
No presumption applies to a decrease in the level of bona fide services performed to a level that is more than 20% but less than 50% of the average level of bona fide services performed during the immediately preceding 36-month period. If a Participant had not performed services for the Employer for 36 months, the full period that the Participant has performed services for the Employer shall be substituted for 36 months.
(c)    For purposes of this Section, the term “Employer” has the meaning set forth in Section 1.12, provided that the following shall apply in determining whether a person is an Affiliate as defined in Section 1.4:
(i)    In applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Code Sections 1563(a)(1), (2) and (3); and

Exhibit 10.5

(ii)    In applying Treas. Reg. Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Treas. Reg. Section 1.414(c)-2.
(d)    In the event of the sale or other disposition of assets by the Company or an Affiliate (the “Seller”) to an unrelated service recipient (the “Buyer”), the Seller and the Buyer may specify whether a Separation from Service has occurred for a Participant who would otherwise experience a Separation from Service with the Seller, in accordance with the rules set forth in Section 1.409A-1(h)(4) of the Regulations.
1.23    “Supplemental Plan Contribution” means the contribution made to a Participant’s Account pursuant to the terms of the Plan.
1.24    “Top Hat Participant” means a Participant who qualifies for inclusion in a “select group of management or highly compensated employees” as provided in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA and who has been designated as a Top Hat Participant by the Board, as reflected in Board minutes or other official records of the Board.
1.25    “Trust” means a so-called “rabbi trust,” the assets of which shall remain, for all purposes, a part of the general unrestricted assets of the Company.
1.26    “Valuation Date” means each day that the New York Stock Exchange is open for business. The determination of the Valuation Date as of which changes in investment preferences under the Plan are effected shall be made in accordance with rules and procedures established by the Company.
ARTICLE II
ELIGIBILITY
An employee who is eligible to receive a Qualified Plan Contribution, the amount of which is reduced by reason of the application of the limitations on benefits imposed by application of Code Section 415 (or in the case of a Top Hat Participant, is reduced by the limitations on benefits imposed by application of Code Section 401(a)(17)), shall be eligible to receive a Supplemental Plan Contribution.
ARTICLE III
SUPPLEMENTAL PLAN CONTRIBUTION
The Supplemental Plan Contribution to be credited to a Participant’s Account for each Plan Year shall be an amount equal to the difference between (a) and (b) below:
(a)    the amount of the Qualified Plan Contribution to which the Participant would have been entitled if such Qualified Plan Contribution were computed: (i) without giving effect to the limitations on benefits imposed by application of Code Section 415 (and in the

Exhibit 10.5

case of a Top Hat Participant, Code Section 401(a)(17)), and (ii) by modifying the compensation used to determine such Qualified Plan Contribution by including in compensation any amount which a Participant elected to have deducted from his or her compensation on a pre-tax basis and contributed to a nonqualified deferred compensation plan maintained by the Company or an Affiliate and excluding from compensation any benefits paid or payable to the Participant under such deferred compensation plan;
LESS
(b)    the amount of the Qualified Plan Contribution that would have been credited to the Participant’s account under the Qualified Plan during the plan year of the Qualified Plan that is coincident with the applicable Plan Year if the Participant’s Compensation used to calculate such Qualified Plan Contribution were equal to the limit under Code Section 401(a)(17).
ARTICLE IV

FUNDING
4.1    Unsecured Obligation. Supplemental Plan Contributions and the hypothetical investment earnings/losses thereon shall be reflected in book entries maintained by or on behalf of the Company, as set forth in Section 5.1. The existence of such book entries shall not create a trust of any kind, or a fiduciary relationship between the Company, any third party record keeper and the Participant, his or her designated beneficiary, or other beneficiaries provided for under the Plan. The bookkeeping entries represent an unsecured obligation of the Company to pay Supplemental Plan Contributions and the investment earnings/losses thereon to a Participant at a future date.
4.2    Discretionary Rabbi Trust. If the Company so determines, in its sole discretion, payments to a Participant or his or her designated beneficiary or any other beneficiary hereunder may be made from assets held in a Trust. No person shall have any interest in such assets by virtue of the Plan. The Company’s obligations hereunder shall be an unfunded and unsecured promise to pay money in the future. Any Participant having a right to receive payments pursuant to the provisions of the Plan shall have no greater rights than any unsecured general creditor of the Company in the event of the Company’s insolvency or bankruptcy, and no person shall have nor acquire any legal or equitable right, claim or interest in or to any property or assets of the Company. In no event shall the assets accumulated in the Trust be construed as creating a funded plan under the applicable provisions of ERISA, or under the Code, or under the provisions of any other applicable statute or regulation.
ARTICLE V

INVESTMENT OF FUNDS, ACCOUNT MAINTENANCE AND VESTING
5.1    Record Keeper. The Company shall appoint a Plan record keeper which shall establish and maintain an individual bookkeeping Account on behalf of each Participant for purposes of determining each Participant’s benefits under the Plan.

Exhibit 10.5

5.2    Account Adjustments.
(a)    The Plan record keeper shall adjust each Participant’s Account for amounts representing:
(i)    Supplemental Plan Contributions,
(ii)    Hypothetical investment earnings/losses,
(iii)    Expenses, and
(iv)    Distributions paid to the Participant or beneficiaries.
(b)    Upon becoming a Participant, each Participant, or in the absence of action by the Participant, the Trust Administrative Committee of Kemper Corporation 401(k) and Retirement Plan (the “Trust Administrative Committee”), shall specify the hypothetical measure(s) of investment performance from among the choices made available from time to time to Plan participants by the Trust Administrative Committee. The Participant’s bookkeeping account shall be deemed to be invested in the hypothetical investment selected by the Participant, or if none, in the default hypothetical investment preference selected by the Trust Administrative Committee. Investment preferences selected by the Participant are used only to determine the value of a Participant’s Account and in no event is the Company required to follow these investment preferences for actual plan investments. A Participant’s investment preference shall be communicated to the Company by completion and delivery to the Company of an Investment Preference Form in such form as the Company shall determine from time to time. Participants shall indicate their initial investment preferences by filing an Investment Preference Form with the Company prior to the date on which the first Supplemental Plan Contribution is credited to the Participant’s Account. Once elected, investment preferences shall be valid until revoked by filing a new Investment Preference Form. Participants shall have the opportunity to change their investment preferences with respect to the Account in accordance with such procedures as may be established by the Company.
(c)    The Plan record keeper shall determine the value of all Accounts maintained under the terms of the Plan on each Valuation Date. The Plan record keeper shall provide each Participant with a statement of his or her individual bookkeeping Account reflecting adjustments to such Account during the period from the last statement date. Such statement shall be provided to Participants as soon as administratively feasible following the end of each calendar quarter.
5.3    Vesting. The Participant’s Account will vest upon the completion of three (3) years of vesting service, as defined in the Qualified Plan. If the Participant dies or becomes Disabled prior to his or her Separation from Service, the Participant’s Account shall become fully vested. The Participant shall forfeit any non-vested portion of his or her Account upon his or her Separation from Service.
5.4    Bookkeeping Accounts. The Accounts shall be hypothetical in nature and shall be maintained for bookkeeping purposes only, so that contributions can be credited to Participants and

Exhibit 10.5

so that investment returns on such contributions can be credited. Neither the Plan nor any of the Accounts shall hold any actual funds or assets.
ARTICLE VI

DISTRIBUTIONS
6.1    Form of Distribution. The Company shall distribute an amount equal to the vested balance of the Participant’s Account to the Participant (or, in the event of the death of the Participant, to his or her beneficiary) in the form of a single lump sum distribution or installments, as elected by the Participant. Installment payments shall be made over a term of years selected by the Participant, not to exceed 10 years in duration, and shall be paid in quarterly or annual installments, as elected by the Participant. The Participant shall make the above elections in accordance with procedures established by the Company and no later than 30 days following the date on which the Participant is initially eligible to participate in the Plan, at which time the elections shall become irrevocable. If a Participant fails to make an election within the required time period, the Participant’s benefit will be paid in the form of a single lump sum distribution.
6.2    Timing of Distribution. Subject to the provisions of Section 6.6 through Section 6.9:
(a)    Upon a Participant’s Separation from Service, payment of the vested balance of the Participant’s Account shall be made, or commence, on the first day of the seventh month following the Participant’s Separation from Service; and
(b)    Upon a Participant’s death, payment of the vested balance of a Participant’s Account shall be made, or commence, as soon as practicable after the Participant’s death, but no later than ninety (90) days after such death.
6.3    Payment Date. A payment shall be considered to have been made on the payment date specified in Section 6.2(a) if the payment is made no later than December 31 of the calendar year in which such payment date occurs (or the last day of the Participant’s taxable year in which such payment date occurs, if earlier).
6.4    Transitional Relief. Prior to January 1, 2009, a Participant may change the form of payment for his Account to the extent permitted by IRS Notice 2007-86 and administrative procedures adopted by the Company.
6.5    Acceleration Prohibited. Except as provided in Section 6.7 through Section 6.9, acceleration of the time of payment of any portion of the balance of a Participant’s Account is prohibited.
6.6    Payments in Violation of Federal Securities Laws. To the extent permitted by the Regulations, the Company may delay a benefit payment where the Company reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable law. Such a benefit payment shall be made at the earliest date at which the Company reasonably anticipates that the making of the benefit payment will not cause such violation and, if the Participant had

Exhibit 10.5

elected installment payments, the first payment to the Participant shall include the payments that the Participant would have received had payments begun as of the date such payments were scheduled to begin.
6.7    Accelerated Payment for Domestic Relations Orders. To the extent necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B)) and as permitted by the Regulations, the Company, in its sole discretion, may accelerate the time or schedule of a benefit payment under the Plan to an individual other than the Participant, or a benefit payment under the Plan may be made to an individual other than the Participant.
6.8    Accelerated Payment for Failure to Comply with Code Section 409A. To the extent permitted by the Regulations, at any time the Plan fails to meet the requirements of Code Section 409A and the Regulations, the Company may accelerate the time or schedule of a payment, or a payment under the Plan may be made; provided, however, that such payment shall not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code Section 409A and the Regulations.
6.9    Small Benefits. If, upon the first day of the seventh month following a Participant’s Separation from Service (“Payment Date”), a Participant’s Account is less than or equal to the applicable dollar limit under Code Section 402(g)(1)(B) and results in the determination and liquidation of the entirety of the Participant’s interest under all agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Section 1.409A-1(c)(2) of the Regulations, the Company may pay such Account to the Participant or his or her beneficiary in a single lump sum, in lieu of any further benefit payments hereunder, on the Payment Date.
ARTICLE VII

PAYMENTS UPON DEATH
7.1    Payment to Beneficiary. Any benefit which a deceased Participant is entitled to receive under the Plan shall be paid to such Participant’s beneficiary. Such death benefit shall be paid in accordance with the Participant’s election pursuant to Section 6.1 and at the time specified in Section 6.2.
7.2    Designation of Beneficiary. A Participant shall have the right to designate a beneficiary on the Beneficiary Designation Form and to amend or revoke such designation at any time in writing. Such designation, amendment or revocation shall be effective only when filed with the Company. Any beneficiary designation, amendment or revocation shall apply to the Participant’s entire Account.
If no Beneficiary Designation Form is filed with the Company, or if the Beneficiary Designation Form is held invalid, or if no beneficiary survives the Participant and benefits remain payable following the Participant’s death, the Company shall direct that payment of benefits be made to the person or persons in the first category in which there is a survivor. The categories of successor beneficiaries, in order, are (a) the Participant’s spouse and (b) the Participant’s estate.

Exhibit 10.5

ARTICLE VIII

ADMINISTRATION OF THE PLAN
8.1    Administration by the Company. The Committee, acting through the Company, shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.
8.2    General Powers of Administration. The Committee shall have such powers and duties with respect to the administration of the Plan as are applicable to the Administrative Committee with respect to the Qualified Plan. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, treasurer, controller, counsel or other person employed or engaged by the Company with respect to the Plan.
8.3    Claims.
Any Participant or beneficiary who believes that there was an error in the calculation of his or her account balance or in the payment of benefits under the Plan shall file a claim with the Plan Administrator. The claim must be filed, signed and dated within 90 days of the date on which the claimant learned of the facts from which such claim arises. The claim must be sent by certified mail or presented in person to the Plan Administrator.
The Plan Administrator, acting through the Company, shall respond in writing to the claimant within a reasonable period of time but not later than 90 days after receipt of the claim unless special circumstances require an extension of time for processing. If such extension of time is required, the Plan Administrator, acting through the Company, shall furnish written notice of the extension to the claimant prior to the termination of the initial 90 day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator, acting through the Company, expects to render a final decision. In no event shall such extension exceed a period of 90 days from the end of the initial period.
8.4    Appeals.
Any claimant not satisfied with the Plan Administrator’s decision of a claim shall have the right to appeal to the Plan Administrator. The appeal must be signed and dated by the claimant and include a copy of the claim submitted to the Plan Administrator as well as a copy of the Plan Administrator’s decision. The appeal should explain why the claimant does not agree with the Plan Administrator’s decision. The appeal must be filed within 60 days of the receipt of the Plan Administrator’s decision. The appeal must be sent by certified mail or presented in person to the Plan Administrator.
The Plan Administrator shall promptly advise the claimant of its decision on the claimant’s appeal. Such decision shall be written in layman’s terms, shall include specific reasons for the decision and shall contain specific references to pertinent Plan provisions upon which the decision is based. The decision on appeal shall be made no later than 60 days after the Plan Administrator’s

Exhibit 10.5

receipt of the appeal, unless special circumstances require an extension of the time for processing. If such an extension of time is required, the Plan Administrator shall furnish written notice of the extension to the claimant prior to the termination of the 60 day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render a final decision. If an extension of time is required, a decision shall be rendered as soon as possible, but not later than 120 days following receipt of the appeal.
ARTICLE IX

AMENDMENT OR TERMINATION
9.1    Amendment or Termination. The Company intends the Plan to be permanent but reserves the right, subject to Section 9.2, to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. However, no amendment shall deprive a Participant or beneficiary of any of the benefits which he or she has accrued under the Plan or otherwise adversely affect the Participant’s Account with respect to amounts credited thereto prior to the date such amendment is made. The Administrative Committee shall have the authority, on behalf of the Company, to amend the Plan in any manner permitted by Article IX of the Plan as the Administrative Committee considers desirable, appropriate or necessary, provided that no such amendments, either individually or in the aggregate, have a material adverse financial impact on the Company and the Employers. The Board reserves the authority to make any other amendments to the Plan, including, but not limited to, amendments that the Administrative Committee deems desirable, appropriate or necessary which would have a material adverse financial impact on the Company and the Employers.
9.2    Effect of Amendment or Termination. No amendment or termination of the Plan shall, without the express written consent of the affected current or former Participant or beneficiary, reduce or alter any benefit entitlement of such Participant or beneficiary.
ARTICLE X

GENERAL PROVISIONS
10.1    General Conditions. Any benefit payable under the Qualified Plan shall be paid solely in accordance with the terms and conditions of the Qualified Plan and nothing in the Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan.
10.2    Taxes. The Company shall have the right to (a) require any Participant or beneficiary to pay the Company the amount of any taxes which the Company may be required to withhold with respect to any benefits earned under, or distributions from, the Plan or (b) deduct from all amounts paid the amount of any taxes which the Company may be required to withhold with respect to any such distributions.
10.3    Entire Agreement. The Plan document along with the Investment Preference Form, Beneficiary Designation Form and other administration forms required of Participants, and made

Exhibit 10.5

known to them by the Company, shall constitute the entire agreement or contract between the Company and the Participant regarding the Plan. No oral statement regarding the Plan may be relied upon by the Participant or any other person claiming through or under the Participant.
10.4    Construction. Any mention of “Articles,” “Sections” and subsections thereof, unless stated specifically to the contrary, refers to Articles, Sections or subsections in the Plan. Headings of Articles, Sections and subsections are for convenient reference. The headings are not part of the Plan and are not to be considered in its construction. All references to statutory sections shall include the section as amended from time to time.
10.5    Employment Rights. Neither the establishment of the Plan nor any modification thereof, nor the creation of any trust or account, nor the payment of any benefits, shall be construed as conferring upon a Participant the right to continue to be employed by the Company in his or her present capacity, or in any capacity. The Plan relates to the payment of deferred compensation as provided herein, and is not intended to be an employment contract.
10.6    Benefit Transfers. Neither the Participant nor his or her designated or other beneficiary under the Plan shall have any right to transfer, assign, anticipate, hypothecate or otherwise encumber all or any part of the amounts payable under the Plan, except as provided in Section 6.7. No such amounts shall be subject to seizure by any creditor of any such Participant or beneficiary, by a proceeding at law or in equity, nor shall any such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Participant, his or her designated beneficiary or any other beneficiary hereunder. Any attempted assignment or transfer in contravention of this provision shall be void.
10.7    Governing Law. Construction, validity and administration of the Plan shall be governed by applicable Federal law and the laws of the State of Illinois.
10.8    Inurement. The Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Participant, his or her successors, heirs, executors, administrators and beneficiaries.
10.9    Notices. Any notice (other than pursuant to enrollment materials) required or permitted to be given pursuant to the Plan shall be in writing, and shall be signed by the person giving the notice. If such notice is mailed, it shall be sent by United States first class mail, postage prepaid, addressed to such person’s last known address as shown on the records of the Company. The date of such mailing shall be deemed to be the date of notice, but the notice shall not be effective until actually received. The Company or the Participant may change the address to which notice is sent by giving notice of such change in the manner above.
10.10    Corporate Successor. The Plan shall not be automatically terminated by a Change in Control Event, but the Plan shall be continued after such Change in Control Event only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 9.2.

Exhibit 10.5

10.11    Unclaimed Benefit. Each Participant shall keep the Company informed of his or her current address and the current address of his or her beneficiary. The Company shall not be obligated to search for the whereabouts of any person. The Company is authorized to adopt procedures regarding unclaimed benefits that provide for the irrevocable forfeiture of a benefit if the Company is unable to locate the Participant, or if the Participant is deceased, his or her beneficiary. Such procedures shall be consistent with the Regulations and any other guidance issued by the Internal Revenue Service.
10.12    Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan.
10.13    No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.
10.14    409A Compliance. The Plan is intended to be a nonqualified deferred compensation plan that complies with the provisions of Code Section 409A and the Regulations, and shall be interpreted and operated consistent with such intent. If any ambiguity exists in the terms of the Plan, it shall be interpreted to be consistent with this purpose.
IN WITNESS WHEREOF, a duly appointed member of the Administrative Committee has executed the Plan on this 22nd day of December, 2016.
KEMPER CORPORATION
By: /s/ John A. DiDomenico
Its: Director, Benefits